                      SECURITIES AND EXCHANGE COMMISSION

                             Washington D.C. 20549

                                 -------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            STAR GAS PARTNERS, L.P.
    ---------------------------------------------------------------------------

            Delaware                                     06-1437793
    ---------------------------           -------------------------------------
    (State of Incorporation or               (IRS Employer Identification No.)
     organization)


     2187 Atlantic Street, Stamford, CT                       06902
    ---------------------------------------------------------------------------
    (Address of principal executive offices)                (Zip Code)


    Securities to be registered pursuant to Section 12(b) of the Act:


    Title of each class                       Name of each exchange on which
    to be so registered                       each class is to be registered
    -------------------                      --------------------------------

    Senior Subordinated Units                 New York Stock Exchange
    representing limited
    partner interests


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-66005
              ---------

         Securities to be registered pursuant to Section 12(g) of the Act:

                   None

Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

     The Registrant hereby incorporates by reference the description of the Senior Subordinated Units representing limited partner interests appearing under the captions "DESCRIPTION OF THE UNITS," "CASH DISTRIBUTION POLICY," "THE AMENDED AND RESTATED PARTNERSHIP AGREEMENT" AND "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus included in the Registrant's Registration Statement on Form S-4, as amended (File No. 333-66005), including any Prospectus filed in accordance with Rule 424 under the Securities Act of 1933.


Item 2.  Exhibits.
         --------

     The following documents are filed as part of this Registration Statement:

Exhibit No.    Description
-----------    -----------

1              Registrant's Amended and Restated Agreement of Limited
               Partnership/1/

2              Form of Senior Subordinated Unit Certificate/2/
















------------------
/1/ Incorporated by reference to Appendix C to Registrant's Registration
    Statement on Form S-4 SEC File No. 333-66005

/2/ Filed herewith

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              STAR GAS PARTNERS, L.P.
                              (Registrant)

                              By: Star Gas Corporation
                                  as General Partner

                              By /s/ Joseph P. Cavanaugh
                                -----------------------------
                                    Joseph P. Cavanaugh
                                    President

Dated:  February 4, 1999